Exhibit 99.2
CONSENT OF DIRECTOR NOMINEE
     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Sutherland Asset Management Corporation.

/s/ Frank P. Filipps
Frank P. Filipps

Dated: July 10, 2009